Exhibit 99.1

• Leading, diversified music publishing and recorded music business • Highly accomplished, respected and award-winning platform • Led by an experienced mgmt. team of music professionals with decades of experience at major music companies INVESTOR FACT SHEET NASDAQ: RSVR | Q4’FY23 69% Publishing 31% Recording *For the period ended 3.31.23 First female-founded and led publicly traded independent music company in the U.S Since its founding in 2007, Reservoir has grown to represent over 150,000 copyrights and 36,000 master recordings with titles dating as far back as 1900, and hundreds of #1 releases worldwide. RESERVOIR SNAPSHOT Q4 Financial Performance New York, NY Headquarters ~$400M Market Capitalization 64M Shares Outstanding March 31st Fiscal Year End Overview TTM Revenue Breakout* Investor contact: Alpha IR Group - Jackie Marcus or Alec Buchmelter- RSVR@alpha-ir.com INVESTMENT HIGHLIGHTS $66 $77 $84 $14 $31 $38 2021 2022 2023 - Publishing - Recorded Music & Other Revenue ($MM) $47 $64 $74 2021 2022 2023 $32 $41 $46 2021 2022 2023 Gross Profit ($MM) Free Cash Flow ($MM) FISCAL YEAR FINANCIAL SUMMARY Adj. EBITDA ($MM) $35 $40 $54 2021 2022 2023 • Leading independent music company with proven platform • Competitive advantages & value enhancement capabilities • Proven M&A platform • Evergreen catalog & contemporary hits • Growing industry, supported by powerful secular tailwinds • Strong growth & operating leverage model ORGANIC REVENUE GROWTH Industry Organic Revenue CAGR (1) Wall Street Research Q4’FY23 Q4’FY22 Revenue $34.8M $35.1M Operating Income $8.6M $8.7M Adj. EBITDA $15.2M $15.4M Growing industry supported by powerful secular tailwinds Reservoir Organic Revenue CAGR Fiscal 2018 - 2023 Fiscal 2018 - 2023 7% (1) 13% Reservoir consistently outperformed the industry

232 NEW DEALS CONSIDERED IN FY2023 97 OFFERS MADE 42%1 60 DEALS INTO EXCLUSIVITY 26%1 55 DEALS CLOSED 24%1 250+ M&A targets in current pipeline as of 3/31/23 totaling $2.0B+ PIPELINE & DEAL FLOW $722M Capital deployed since inception2 91% of gross profit and cost synergies should fall to Adj. EBITDA3 12% Unlevered IRR since 20074 1 Based on total offers made, deals into exclusivity, and deals closed as a percentage of new deals considered in FY2022, respectively 2. As of 3-31-23 3. For the period FY18-FY23 4. IRR represents a net return on invested capital since inception (2007) by the majority shareholder marking the investment to market upon close of SPAC merger NOTABLE DEALS IN Q4’FY23 Dennis Lambert Kiki Garcia Armani White SECULAR GROWTH DRIVERS Rise of digital & availability of streaming • Digital CAGR: 13% (2010-20) vs. 12% (2020-30) Growth of paid streaming subscribers • Paid subs CAGR: 49% (2010-20) vs. 11% (2020-30) Growth of streaming in emerging markets • EM to contribute 43% of streaming revenue by 2030 vs. mid-double digits today Expansion of emerging music monetization platforms • TikTok, Triller, Supernatural, Roblox Increased government intervention • Curb piracy and improved monetization rates for content owners Recovery in process across impacted royalty streams • Gym/bars/restaurants, synch, music releases, live music RECORDED MUSIC MUSIC PUBLISHING • 150K+ copyrights • 97% catalog retention for over 10 years • No musical composition accounts for more than 3% of revenue • 36K+ sound recording copyrights • 100% ownership of each master recording typically • No master recording accounts for more than 6% of Net Label Share1 INVESTOR FACT SHEET NASDAQ: RSVR | Q4’FY23 1 2 3 4 5 6 Sonny Rollins Mannie Fresh Mary Kutter 1 Based on 80% of LTM Net Label Share (NLS) as of 12-31-22 excluding “Gangsta’s Paradise”